U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 16, 2004
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                      WILSON GREATBATCH TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)




          Delaware                         1-16137               16-1531026
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)



9645 Wehrle Drive, Clarence, New York                                14031
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code (716) 759-5600
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 2. Acquisition or Disposition of Assets.

     On March 16, 2004, Wilson Greatbatch Technologies, Inc. ("WGT") completed the acquisition of NanoGram Devices Corporation ("NDC") by acquiring all of the outstanding stock of NDC from NDC's shareholders pursuant to a Stock Purchase Agreement dated March 16, 2004 by and among WGT, NDC, and the shareholders of NDC. The purchase price was paid in cash from available funds of WGT and the amount of the purchase price was determined by arms-length negotiations between the parties.


     On March 16, 2004, Wilson Greatbatch Technologies, Inc. issued a press release announcing the acquisition of NDC. A copy of the release is filed with this report as Exhibit 99.1 and is incorporated by reference into this Item 2.



ITEM 7. Financial Statements and Exhibits.


     (c)  Exhibits.


     99.1 Press Release of Wilson Greatbatch Technologies, Inc. dated March 16, 2004 announcing the acquisition of NDC, a materials research and development company.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 16, 2004                      Wilson Greatbatch Technologies, Inc.
                                            By  /s/ Lawrence P. Reinhold
                                                --------------------------------
                                                Lawrence P. Reinhold
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)







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                                  EXHIBIT INDEX
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EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
99.1                 Press Release of Wilson Greatbatch Technologies, Inc. dated
                     March 16, 2004 announcing the acquisition of NDC, a materials research and development company.